EXHIBIT 23.1








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated March 27, 2002,included in this Form 10-KSB in the previously filed Registration Statement of Sitestar Corporation and subsidiaries on Form S-8 (File No. 333-50946, effective November 30, 2000).



/s/  STONEFIELD JOSEPHSON, INC.
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STONEFIELD JOSEPHSON, INC.

Santa Monica, California
April 15, 2002